UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 4, 2013

A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3550 West Market Street, Akron, Ohio	44333
(Address of principal executive offices)	(Zip Code)

(330) 666-3751
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 4, 2013, A. Schulman, Inc. (the “Company”) issued a press release announcing the appointment of Bernard Rzepka to the newly created position of Executive Vice President, Chief Operating Officer, effective immediately. Mr. Rzepka, age 52, most recently served as Vice President and General Manager, Europe, Middle East, Africa (EMEA) for A. Schulman for the past five years. In this new position, Mr. Rzepka will implement corporate strategy and growth plans within the global operations organization and further excellence in the Company's procurement and marketing organizations. Accordingly, the Global Supply Chain & Chief Procurement Officer, Chief Marketing Officer, and the three regional Vice Presidents and General Managers will now report to Rzepka. Rzepka will report directly to Chairman, President and Chief Executive Officer Joseph M. Gingo.

In connection with this appointment, effective May 1, 2013, Mr. Rzepka's annual base salary will be increased from $487,088 to $535,700, and he will receive three additional equity grants under the Company's 2010 Value Creation Rewards totaling $177,000. The equity grants will be comprised of the following: $44,250 (25%) in time-based restricted stock subject to three-year cliff vesting, $44,250 (25%) in performance-based restricted stock subject to vesting based on the Company's relative total shareholder return at the end of a three-year period as compared to a group of peer companies in the S&P Special Chemicals Index, and $88,500 (50%) in performance-based restricted stock subject to vesting based on the Company's return on invested capital at the end of a three-year period as compared to target levels established by the Company.

Additionally, the Company announced that its Board of Directors has negotiated an agreement with Mr. Gingo that, in the event of a transformational acquisition in the specialty chemical space, such as the recently proposed acquisition of the Ferro Corporation, the Board could exercise an option to extend Mr. Gingo's employment agreement as the Company's Chief Executive Officer for up to two years. Currently, the term of Mr. Gingo's employment agreement would expire on December 31, 2014. As announced on March 4, 2013, A. Schulman made a proposal to the Ferro Corporation Board of Directors to acquire all of the outstanding shares of Ferro Corporation common stock for per-share consideration of $6.50.

A copy of the press release issued by the Company relative to the appointment of Mr. Rzepka and option to extend Mr. Gingo's agreement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated April 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.

By:	/s/ David C. Minc
David C. Minc
Vice President, Chief Legal Officer and Secretary

Date: April 4, 2013